SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 12, 2005

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of principal executive offices)		77002 (Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
     At a meeting on December 13, the Compensation, Nominating and Governance Committee (the “CNG Committee”) of Natural Resource Partners established cash bonuses for 2005 and salaries for 2006 with respect to the named executive officers of the partnership’s general partner.
     Because NRP has no employees, we reimburse affiliates of the general partner for compensation paid to the general partner’s executive officers in connection with managing us. Because the amounts we reimburse the affiliates of our general partner depend on the percentage of time the executive officers spend managing our business, we cannot predict the exact amount we will reimburse those affiliates with respect to 2006 salaries for the named executive officers. Mr. Robertson does not receive a salary or bonus for his work as Chief Executive Officer. Based on our current estimates, the amounts we will reimburse the affiliates of our general partner in 2006 for Messrs. Carter, Dunlap, Wall and Hudson will be approximately $256,500, $178,500, $128,250 and $106,875, respectively.
     At the discretion of our CNG Committee, the executive officers may also receive cash bonuses under our Annual Incentive Plan. The Annual Incentive Plan has been previously filed with the Commission as Exhibit 10.4 to the Annual Report on Form 10-K for the year ended December 31, 2002. The bonuses awarded with respect to 2005 for Messrs. Carter, Dunlap, Wall and Hudson were $180,000, $80,000, $70,000 and $64,000, respectively.
Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Alex T. Krueger has resigned his position as a director of the partnership effective December 12. Mr. Krueger’s resignation is in connection with the sale of the remaining units of both common (NYSE:NRP) and subordinated units (NYSE:NSP) held by FRC-WPP NRP Investment L.P., a partnership controlled by First Reserve Corporation, a private equity firm. Mr. Krueger was initially nominated to the board by First Reserve in connection with FRC-WPP NRP Investment L.P.’s acquisition of a substantial block of subordinated units from Arch Coal in December 2003. The Board of Directors of the partnership now consists of seven directors, four of whom are independent directors.
     The press release announcing the resignation of Mr. Krueger is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01    Financial Statements and Exhibits
     (c) Exhibits
     99.1   Press Release dated December 12, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)
By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan
Wyatt L. Hogan Vice President and General Counsel
     Dated: December 13, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 12, 2005.